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                                                                      EXHIBIT 25
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ________________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                        ________________________________


                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)___

                        ________________________________

                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                                  95-4311476
                                               (I.R.S. employer
                                             (identification No.)

515 South Flower Street, Suite 2700
Los Angeles, CA                                 90071
(Address of principal                         (Zip Code)
executive offices)

                                   DWIGHT LIU
                      515 South Flower Street, Suite 2700
                         Los Angeles, California 90071
                                 (213) 861-5000

 (Name, address, including zip code and telephone number of agent for service)

                       __________________________________

                           American Restaurant Group
              (Exact name of obligor as specified in its charter)

            DELAWARE                                        33-0193602
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                       Identification No.)


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                       450 Newport Center Drive, Ste. 600
                            Newport Beach, CA 92660
                 (Address of principal chief executive offices)

                     11 1/2 Series A Senior Notes due 2003

              12% Senior Pay-in-Kind Exchangeable Preferred Stock

                        (Title of indenture securities)

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GENERAL

1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, D.C. 20219

          Federal Deposit Insurance Corporation
          550 17th Street, N.W.
          Washington, D.C. 20429

          Federal Reserve Bank (12th District)
          San Francisco, California

     (b)  Whether it is authorized to exercise corporate trust powers.

     The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company, National Association Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.
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16.  LIST OF EXHIBITS

     T-1.1 -- A copy of the Articles of Association of U.S. Trust Company, National Association currently in effect.

     T-1.2 -- A copy of the Certificate of Authority of the Trustee to Commence Business; incorporated by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.3 -- A copy of the Authorization of the Trustee to exercise Corporate Trust Powers; incorporated by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.4 -- A copy of the By-Laws of U.S. Trust Company, National Association.

     T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of July 1, 1998 the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U.S. Trust Company, National Association, and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

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                                 --------------

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company, National Association, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 23rd day of July, 1998.

                                   U.S. TRUST COMPANY, NATIONAL ASSOCIATION
                                   Trustee


                                   By:  /s/
                                      ------------------------------------------
                                        Sandee' Parks
                                        Authorized Signatory

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
U.S. TRUST COMPANY OF CALIFORNIA, N.A.       Call Date: 3/31/98  ST-BK: 06-0784     PFIBC 033
515 SOUTH FLOWER STREET, SUITE 2700          Vendor ID: D         Cert #: 33332      Page RC-1
LOS ANGELES, CA 90077                        Transit # 12204024

                                                                                        9

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                       C200-
ASSETS                                                                                           Dollar Amounts in Thousands
1    Cash and balances due from depository institutions (from Schedule RC-A)                        RCON
2.   a. Noninterest-bearing balances and currency and coin(1)                                       0081        7,317   1.a
     b. Interest bearing balances(2)                                                                0071          141   1.b
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A)                                  1754            0   2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)                                1773      176,441   2.b
3.   Federal funds sold and securities purchased under agreements to resell                         1350       62,000   3.
4.   Loans and lease financing receivables:                                     RCON
     a. Loans and leases, net of unearned income (from Schedule RC-C)           2122      56,321                        4.a
     b. LESS: Allowance for loan and lease losses                               3123         979                        4.b
     c. LESS: Allocated transfer risk reserve                                   3128           0                        4.c
     d. Loans and leases, net of unearned income, allowance, and reserve                            RCON       55,432
        (item 4.a minus 4.b and 4.c)                                                                2125                4.d
5.   Trading assets                                                                                 3545            0   5
6.   Premises and fixed assets (including capitalized leases)                                       2145        8,213   6.
7.   Other real estate owned (from Schedule RC-M)                                                   2150            0   7,
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)                                                                           2130            0   8.
9.   Customers' liability to this bank on acceptances outstanding                                   2155            0   9.
10.  Intangible assets (from Schedule RC-M)                                                         2143        2,331   10.
11.  Other assets (from Schedule RC-F)                                                              2160        5,418   11.
12.  Total assets (sum of items 1 through 11)                                                       2170      317,203   12.

------------
(1) Includes cash names in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
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
U.S. TRUST COMPANY OF CALIFORNIA, N.A.       Call Date: 3/31/98   ST-BK: 06-0784     PFIBC 033
515 SOUTH FLOWER STREET, SUITE 2700          Vendor ID: D         Cert #: 33332      Page RC-2
LOS ANGELES, CA 90077                        Transit # 12204024

                                                                                        10

SCHEDULE RC - CONTINUED

                                                                                                                       C200-
LIABILITIES                                                                                      Dollar Amounts in Thousands
13.  Deposits:
     a. In domestic offices (sum of totals of                                                       RCON
        columns A and C from Schedule RC-E)                                                          2200      277,776  13.a
                                                                                RCON
        (1) Noninterest-bearing(1)                                              6631      32,591                        13.a.1
        (2) Interest-bearing                                                    6636     245,185
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
        (1) Noninterest-bearing
        (2) Interest-bearing
14.  Federal funds purchased(2) and securities sold under agreements to
     repurchase:                                                                                    RCON            0   14
                                                                                                    2800
15.  a. Demand notes issued to the U.S. Treasury                                                    2840            0   15.a
     b. Trading liabilities                                                                         3548            0   15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less                                               2332            0   16.a
     b. With a remaining maturity of more than one year through three years                         A547            0   16.b
     c. With a remaining maturity of more than three years                                          A548            0   16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding                                       2920            0   18.
19.  Subordinated notes and debentures                                                              3200            0   19.
20.  Other liabilities (from Schedule RC-G)                                                         2930        7,486   20.
21.  Total liabilities (sum of items 13 through 20)                                                  2948      283,262  21.
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                                  3838        5,000   23.
24.  Common stock                                                                                   3230        2,000   24.
25.  Surplus (exclude all surplus related to preferred stock)                                       3839       12,745   25.
26.  a. Undivided profits and capital reserves                                                      3632       11,096   26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities                      8434        1,100   26.b
27.  Cumulative foreign currency translation adjustments
28.  a. Total equity capital (sum of items 23 through 27)                                           3210       31,941   28.
29.  Total liabilities and equity capital (sum of items 21 and 28)                                  3300      317,203   29.

MEMORANDUM
  TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.   Indicate in the box at the right the number of the statement below that best
     describes the most comprehensive level of auditing work performed for the bank                 RCON
     by independent external auditors as of any date during 1997                                    6724         1      M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work


------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.